EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since those reported in the Schedule 13D filed by the Reporting Persons on September 26, 2014.  Such transactions involved the purchase of shares on the NASDAQ Global Select Market.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
9/25/2014	Purchase	$ 11.7584	1	1230
9/26/2014	Purchase	$ 11.9466	2	25100
9/29/2014	Purchase	$ 11.9087	3	13710
9/30/2014	Purchase	$ 11.8498	4	6000
10/1/2014	Purchase	$ 11.6159	5	22800
10/2/2014	Purchase	$ 11.6494	6	15334
10/3/2014	Purchase	$ 11.4961	7	23500
10/6/2014	Purchase	$ 11.4956	8	11100
10/7/2014	Purchase	$ 11.3050	9	11000
10/8/2014	Purchase	$ 11.4986	10	10004
10/9/2014	Purchase	$ 11.3050	11	10100
10/10/2014	Purchase	$ 11.0995	12	39811
10/13/2014	Purchase	$ 11.0438	13	19500
10/14/2014	Purchase	$ 10.9867	14	17200
10/15/2014	Purchase	$ 10.9761	15	10700
10/16/2014	Purchase	$ 10.5392	16	83500

1 This transaction was executed in multiple trades at prices ranging from $11.75 – 11.87.
2 This transaction was executed in multiple trades at prices ranging from $11.88 – 12.00.
3 This transaction was executed in multiple trades at prices ranging from $11.88 – 11.93.
4 This transaction was executed in multiple trades at prices ranging from $11.84 – 11.85.
5 This transaction was executed in multiple trades at prices ranging from $11.52 – 11.65.
6 This transaction was executed in multiple trades at prices ranging from $11.53 – 11.75.
7 This transaction was executed in multiple trades at prices ranging from $11.47 – 11.53.
8 This transaction was executed in multiple trades at prices ranging from $11.45 – 11.50.
9 This transaction was executed in multiple trades at prices ranging from $11.25 – 11.40.
10 This transaction was executed in multiple trades at prices ranging from $11.25 – 11.55.
11 This transaction was executed in multiple trades at prices ranging from $11.22 – 11.38.
12 This transaction was executed in multiple trades at prices ranging from $11.00 – 11.15.
13 This transaction was executed in multiple trades at prices ranging from $11.03 – 11.06.
14 This transaction was executed in multiple trades at prices ranging from $10.85 – 11.01.
15 This transaction was executed in multiple trades at prices ranging from $10.86 – 11.00.
16 This transaction was executed in multiple trades at prices ranging from $10.47 – 10.95.